Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2024 FIRST QUARTER

OKLAHOMA CITY, Oklahoma…April 29, 2024…LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Results and Recent Highlights

•
Net sales of $138 million compared to $181 million in the first quarter of 2023
•
Net income of $6 million compared to net income $16 million in the first quarter of 2023
•
Diluted EPS of $0.08 compared to $0.21 for the first quarter of 2023
•
Adjusted EBITDA(1)of $33 million compared to $51 million in the first quarter of 2023
•
Cash Flow from Operations of $24 million with Capital Expenditures of $18 million
•
Repurchased approximately 0.7 million shares of common stock during the first quarter of 2024, and approximately 1.5 million shares year-to-date
•
Repurchased $33 million in principal amount of Senior Secured Notes during the first quarter of 2024, and $75 million in principal amount year-to-date
•
Total cash and short-term investments of approximately $265 million as of March 31, 2024

“Our first quarter results were consistent with our expectations for a significant improvement relative to our fourth quarter of 2023," stated Mark Behrman, LSB Industries’ President and CEO. "Selling prices remained lower relative to the prior year quarter as the spike in nitrogen prices experienced in 2022 kept prices elevated during the first quarter of 2023. This was partially offset by a solid increase in sales volumes driven by strong demand for fertilizers, enhanced by our strategic commercial efforts. Additionally, we benefited from a healthy increase in downstream production volumes.”

"We generated solid cash flow in the first quarter, contributing to our ability to return value to shareholders through stock repurchases, while further de-risking our balance sheet by repurchasing bonds at a discount to market. We continue to make investments in the reliability and safety of our facilities that we expect to lead to greater production volumes. During the second half of this year we will be deploying capital to conduct Turnarounds at our Pryor and Cherokee facilities and complete multiple smaller projects that we believe will collectively lead to incremental EBITDA and improved shareholder value."

"We are increasingly excited about our clean ammonia initiatives as we continue to make progress in bringing our two projects to fruition. Indications from the EPA remain favorable with respect to the anticipated timeline for our partner, Lapis Energy, to begin capturing and sequestering CO2 at our El Dorado facility. Additionally, we are pleased with the interest we are seeing in off-take for low-carbon nitrogen products out of El Dorado when our project comes online. With respect to our Houston Ship

Channel project, we have signed an agreement with Samsung Engineering to perform the Pre-FEED on our ammonia loop adding another large, blue-chip partner to the group of companies developing the project. We remain committed to becoming a leader in the global energy transition through the production of low carbon ammonia and downstream products over the next several years."

(1)
This is a Non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Market Outlook

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The outlook for nitrogen fertilizers is favorable:
▪
Current prices for ammonia and other nitrogen products should prove attractive to retailers and farmers
▪
Attractive U.S. corn futures prices are providing support for fertilizer demand for the 2024 application season

•
Ammonia demand has been strong and pricing has been stable driven by:
▪
Robust agricultural demand in the fourth quarter of 2023 and first quarter of 2024
▪
Constrained ammonia imports into Europe from the Middle East due to the disruption of shipping through the Suez Canal
▪
Delayed startup of new production capacity

•
UAN demand and pricing are expected to remain strong through much of Q2'24 reflecting:
▪
Tight inventories throughout much of the U.S.
▪
Lower import levels due to unplanned production issues

•
Industrial and mining business is robust reflecting:
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Steady demand for industrial products supported by resilient U.S. economy
▪
Demand for AN for mining applications is steady due to attractive market fundamentals for quarrying/aggregate production and U.S. metals

Low-Carbon Ammonia Projects Summary

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Houston Ship Channel Blue Ammonia project with INPEX, Air Liquide and Vopak Exolum Houston
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Feasibility study completed during Q1'23 on a 1.1 million metric ton per year blue ammonia plant utilizing blue hydrogen provided by Air Liquide/INPEX (JV)
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Selected KBR to provide the technology licensing and proprietary engineering design for the ammonia loop portion of the plant

▪
Selected Samsung Engineering to perform a Pre-FEED (Front End Engineering Design) to refine the cost estimate for the ammonia loop. Pre-FEED is underway with expected completion in Q3'24
▪
FEED study expected to begin in Q4'24 with expected completion during Q3'25 and final investment decision in Q4'25

•
El Dorado Carbon Capture and Sequestration (CCS) Project with Lapis Energy
▪
Awaiting approval of Class VI permit to construct application by the EPA
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Lapis Energy, our partner, will begin construction of the CCS equipment upon approval of Class VI permit to construct
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Lapis has ordered long lead time items
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Focused on beginning operations in Q1'26
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Expect Lapis, the owner of the CCS equipment, to receive the 45Q federal tax credits for sequestered CO2 and pay LSB a fee for each ton of CO2 captured and permanently sequestered

•
MOU with Amogy to Develop Ammonia as a Marine Fuel
▪
Collaborating on the evaluation and development of pilot program that would combine LSB's low-carbon ammonia and Amogy's ammonia-to-power engine solution
▪
Amogy to test tugboat with engine retrofitted for ammonia as a fuel during Q3'24

First Quarter Results Overview

	Three Months Ended
	March 31,
	2024	2023	% Change
Product Sales ($ in Thousands)
AN & Nitric Acid	$48,435	$58,272	(17)%
Urea ammonium nitrate (UAN)	41,192	46,590	(12)%
Ammonia	39,530	63,415	(38)%
Other	9,047	12,687	(29)%
Total net sales	$138,204	$180,964

Comparison of 2024 to 2023 quarterly periods:

•
Net sales and operating income declined during the quarter driven by lower pricing for all of our products. The headwind of lower pricing was offset by higher sales volumes of all of our products. Operating profit also benefited from lower natural gas prices.

The following tables provide key sales metrics for our products:

	Three Months Ended
	March 31,
Key Product Volumes (short tons sold)	2024	2023	% Change
AN & Nitric Acid	128,801	122,745	5%
Urea ammonium nitrate (UAN)	134,933	113,026	19%
Ammonia	94,831	88,997	7%
	358,565	324,768	10%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$319	$417	(23)%
Urea ammonium nitrate (UAN)	$265	$379	(30)%
Ammonia	$403	$703	(43)%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons.

	Three Months Ended March 31,
	2024	2023	% Change
Average Benchmark Prices (price per ton)
Tampa Ammonia (MT) Benchmark	$466	$728	(36)%
NOLA UAN	$251	$318	(21)%

Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$2.82	$6.39	(56)%
Average natural gas cost/MMBtu used in production	$2.33	$5.66	(59)%

Conference Call

LSB’s management will host a conference call covering the first quarter results on Tuesday, April 30, 2024 at 10:00 am ET / 9:00 am CT to discuss these results and recent corporate developments. Participating in the call will be President & Chief Executive Officer, Mark Behrman, Executive Vice President & Chief Financial Officer, Cheryl Maguire and Executive Vice President & Chief Commercial Officer, Damien Renwick. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call. To coincide with the conference call, LSB will post a slide presentation at www.lsbindustries.com on the webcast section of the Investor tab of our website.

To listen to a webcast of the call, please go to the Company’s website at www.lsbindustries.com at least 15 minutes prior to the conference call to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the energy transition through the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural, industrial, and mining end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

See Accompanying Tables

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524

Fred Buonocore, CFA, Vice President of Investor Relations (405) 510-3550 fbuonocore@lsbindustries.com

LSB Industries, Inc.

Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2024	2023
	(In Thousands, Except Per Share Amounts)
Net sales	$138,204	$180,964
Cost of sales	115,926	139,359
Gross profit	22,278	41,605

Selling, general and administrative expense	10,294	9,867
Other expense, net	724	1,203
Operating income	11,260	30,535

Interest expense, net	9,729	12,212
Gain on extinguishment of debt	(1,134)	—
Non-operating other income, net	(3,561)	(3,476)
Income before provision for income taxes	6,226	21,799
Provision for income taxes	603	5,898
Net income	5,623	15,901

Income per common share:
Basic:
Net income	$0.08	$0.21

Diluted:
Net income	$0.08	$0.21

LSB Industries, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$125,991	$98,500
Restricted cash	2,532	2,532
Short-term investments	139,238	207,434
Accounts receivable	54,108	40,749
Allowance for doubtful accounts	(366)	(364)
Accounts receivable, net	53,742	40,385
Inventories:
Finished goods	19,643	26,329
Raw materials	2,320	1,799
Total inventories	21,963	28,128
Supplies, prepaid items and other:
Prepaid insurance	10,768	14,846
Precious metals	11,560	12,094
Supplies	30,682	30,486
Other	2,767	2,337
Total supplies, prepaid items and other	55,777	59,763
Total current assets	399,243	436,742

Property, plant and equipment, net	832,192	835,298

Other assets:
Operating lease assets	27,235	24,852
Intangible and other assets, net	1,449	1,292
	28,684	26,144

	$1,260,119	$1,298,184

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	March 31,	December 31,
	2024	2023
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56,064	$68,323
Short-term financing	9,018	13,398
Accrued and other liabilities	38,820	30,961
Current portion of long-term debt	5,742	5,847
Total current liabilities	109,644	118,529

Long-term debt, net	543,835	575,874

Noncurrent operating lease liabilities	18,260	16,074

Other noncurrent accrued and other liabilities	523	523

Deferred income taxes	69,672	68,853

Commitments and contingencies

Stockholders' equity:
Common stock, $.10 par value; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	501,097	501,026
Retained earnings	232,638	227,015
	742,852	737,158
Less treasury stock, at cost:
Common stock, 18.9 million shares (18.1 million shares at December 31, 2023)	224,667	218,827
Total stockholders' equity	518,185	518,331
	$1,260,119	$1,298,184

Non-GAAP Reconciliations

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements.

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended March 31,
	2024	2023
Net income	$5,623	$15,901
Plus:
Interest expense and interest income, net	6,135	8,731
Net (gain) on extinguishment of debt	(1,134)	—
Depreciation and amortization	17,148	17,604
Provision for income taxes	603	5,898
EBITDA	$28,375	$48,134

Stock-based compensation	1,393	719
Legal fees (Leidos)	377	273
Loss on disposal and impairment of assets	1,454	1,890
Turnaround costs	915	(6)
Growth Initiatives	81
Adjusted EBITDA	$32,595	$51,010

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended March 31,
	2024	2023
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$129,157	$168,277

Less freight and other	14,192	11,754

Ammonia, AN, Nitric Acid, UAN netback sales	$114,965	$156,523